Exhibit 99.1

BGC Partners to Acquire Liquidez, Leading Brazilian Inter-dealer Broker

NEW YORK, NY – August 26, 2008 – BGC Partners, Inc. (Nasdaq: BGCP) (“BGC Partners” or “the Company”), a leading global inter-dealer broker of financial instruments, announced today that it has entered into a definitive agreement through one of its affiliates to acquire leading Brazilian inter-dealer broker Liquidez DTVM Ltda. (“Liquidez”).

With offices in Sao Paulo and Rio de Janeiro, Liquidez is a leading Brazilian inter-dealer broker (“IDB”) for foreign exchange derivatives, commodities, credit, equities, and interest rate products. Since its founding in 1985, Liquidez has grown to become one of the top-ranked brokerage houses in the Brazilian financial market and is one of the most active players on the Brazilian Mercantile and Futures Exchange (“BM&F”.) In 2007, Liquidez’s brokerage revenues increased by 71 percent to approximately R$51 million (or over US$26 million.) Liquidez accounts for approximately 12 percent of all contracts traded on the BM&F, making it the second-highest ranked broker in the market. (BM&F recently merged with BOVESPA to become BM&FBOVESPA, one the five largest exchanges in the world in terms of both volume and market value.)

Lee M. Amaitis, Co-Chief Executive Officer of BGC Partners, Inc., said: “We are delighted that Liquidez will be broadening our ability to serve Brazil, Latin America’s largest market and one of the world’s largest economies. Its strong GDP growth has made Brazil a key driver of global economic expansion, which is reflected in the tremendous volume growth in the country’s over-the-counter and exchange traded products over the past several years.”

“The addition of Liquidez, with its 70 brokers, will allow BGC to benefit from these strong fundamentals and to develop a significant IDB business in Brazil, even as it provides a platform for further expansion in other parts of Latin America,” he added.

Arnaldo Cezar Coelho, President and CEO of Liquidez said, “This agreement marks an important milestone for Liquidez. We will benefit greatly as we leverage BGC’s investment in its cutting-edge technology and global platform. Our brokers will be able to both increase their productivity and greatly expand the number of services and products available to Brazilian clients. In addition, BGC’s clients around the world will benefit from the liquidity we can provide due to our deep and long-standing relationships with leading Brazilian financial institutions.”

BGC Partners has agreed to purchase Liquidez for an initial consideration made up of approximately an even amount of cash and partnership equity and which values Liquidez at approximately 7 times its expected 2008 post-tax profits. The transaction is expected to close in the first quarter of 2009 and to be immediately accretive to BGC Partners’ distributable earnings Please see BGC Partners press release dated August 5, 2008, or its Form 8-k filed with the SEC on August 6, 2008, for a detailed definition of distributable earnings1. This acquisition marks the latest development in the growth and expansion of BGC Partners, which as of June 30, 2008, had 1,281 voice/hybrid brokers in 16 offices around the world, and follows the acquisition of Radix Energy as well as the merger with and into eSpeed Inc, both of which occurred earlier this year.

1 Please see BGC Partners press release dated August 5, 2008, or its Form 8-k filed with the SEC on August 6, 2008, for a detailed definition of distributable earnings.

About BGC Partners

BGC Partners, Inc. (Nasdaq: BGCP) is a leading, fast growing, and global inter-dealer broker, specializing in the brokering of financial instruments and related derivatives products. BGC Partners provides integrated voice, hybrid, and fully electronic execution and other brokerage services to the world’s largest and most creditworthy banks, broker-dealers, investment banks, trading firms, and investment firms for a broad range of global financial products, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, commodities, structured products, and other instruments.

Through its eSpeed and BGC Trader brands, BGC Partners uses its proprietary, built, and paid for technology to operate multiple buyer, multiple seller real-time electronic marketplaces for the world’s most liquid capital markets. The Company’s pioneering suite of tools provides end-to-end transaction solutions for the purchase and sale of financial products over its global private network or via the Internet. BGC Partners’ neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading for the world’s largest financial firms. Through its BGCantor Market Data brand, the Company also offers globally distributed and innovative market data and analysis products for numerous financial instruments and markets.

BGC’s unique partnership structure and extensive employee ownership creates a distinctive competitive advantage among its peers. Named after fixed income trading innovator B. Gerald Cantor, BGC Partners has 16 offices worldwide that are located in New York and London, as well as in Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Johannesburg, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto. For more information, please visit www.bgcpartners.com.

About Liquidez

With offices in Sao Paulo and Rio de Janeiro, Liquidez is a leading Brazilian financial institution and inter-dealer broker for products including foreign exchange derivatives, commodities, equities, and interest rate products. Founded in 1985, Liquidez has become one of the most important brokerage houses in the Brazilian financial market and is one of the most active players on the Brazilian Mercantile and Futures Exchange. It has strict ethical guidelines and is absolutely focused on results and agility in its operations. Liquidez places strong priority on satisfying its clients, which include national and international banks, investment funds and asset managers, and has always emphasized the combination of investment and credibility in order to grow in the expanding Brazilian market. For information, please visit: http://www.liquidez.com.br/en/ (in English) or http://www.liquidez.com.br (in Portuguese).

Discussion of Forward-Looking Statements

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of BGC Partners, Inc. (“we,” “our”, or the “Company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for the Company include, but are not limited to, our relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products, and that of our competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be affected by the extensive regulation of our businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations. Our ability to meet expectations with respect to payment of dividends, if any, will depend from period to period on our business and financial condition, our available cash, accounting or other charges and other factors relating to our business and financial condition and needs at the time.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the separation of the BGC businesses and merger and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in eSpeed Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008; in eSpeed’s definitive proxy statement, which was filed with the SEC on February 11, 2008; and in BGC Partners’ final prospectus, which was filed with the SEC on June 6, 2008.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

CONTACTS

Media:	Investors:

Florencia Panizza	Jason McGruder
(212) 294-7938	(212) 829-4988
fpanizza@bgcpartners.com	jmcgruder@bgcpartners.com

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